SCHEDULE 14A INFORMATION

              Proxy Statement Pursuant to Section 14(a) of the
                      Securities Exchange Act of 1934
                              (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                             MERIX CORPORATION
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in its Charter)

-------------------------------------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
     1)   Title of each class of securities to which transaction applies:

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     2)   Aggregate number of securities to which transaction applies:

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     3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. Set forth the amount on which the filing fee is calculated and state how it was determined.

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     4)   Proposed maximum aggregate value of transaction:

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     5)   Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

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
                                MERIX CORPORATION

                    Notice of Annual Meeting of Shareholders

                               September 23, 1997


To the Shareholders of Merix Corporation:

     The Annual Meeting of Shareholders of Merix Corporation, an Oregon corporation, will be held on Tuesday, September 23, 1997 at 9:00 a.m., local time, at the Corporate Offices of the Company, 1521 Poplar Lane, Forest Grove, Oregon 97116, for the following purposes, as more fully described in the accompanying Proxy Statement:

     1. To elect six directors to serve for the ensuing year and until their successors are elected.

     2. To amend the 1994 Stock Incentive Plan to add 600,000 shares of common stock to be used only for option grants at fair market value, and to make other changes to the plan.

     3. To ratify the appointment of the independent auditor of the Company for fiscal 1998.

     4. To transact any other business that may properly come before the meeting or any adjournment of the meeting.

     You are respectfully requested to date and sign the enclosed proxy and return it in the postage prepaid envelope enclosed for that purpose. You may attend the meeting in person even though you have sent in your proxy, since retention of the proxy is not necessary for admission to or identification at the meeting.

                                       By Order of the Board of Directors



                                       Samuel R. DeSimone, Jr.
                                       Vice President of Corporate Development
                                       and Secretary

Forest Grove, Oregon
August 11, 1997

     YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THIS MEETING IN PERSON, PLEASE EXECUTE AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE SO THAT YOUR STOCK WILL BE VOTED. THE ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                MERIX CORPORATION
                                1521 Poplar Lane
                           Forest Grove, Oregon 97116


                                 --------------


                                 PROXY STATEMENT


     The enclosed proxy is solicited on behalf of the Board of Directors of Merix Corporation, an Oregon corporation ("Merix" or the "Company"), for use at the annual meeting of shareholders to be held on Tuesday, September 23, 1997 at 9:00 a.m., local time, and at any adjournment or adjournments thereof. The Company will hold the annual meeting at the Corporate Offices of the Company, 1521 Poplar Lane, Forest Grove, Oregon 97116. The approximate date this proxy statement and accompanying proxy card are first being sent to shareholders is August 11, 1997.

     Merix will bear the cost of preparing and mailing the proxy, proxy statement and any other material furnished to the shareholders by the Company in connection with the annual meeting. Proxies will be solicited by the use of the mails. Officers and employees of the Company may also solicit proxies by telephone or personal contact. The Company has retained ChaseMellon Shareholder Services, L.L.C. to aid in the solicitation of proxies; its fee for the solicitation of proxies is estimated to be $4,500, plus reimbursement of out-of-pocket costs and expenses. Costs of solicitation will be borne by the Company. Copies of solicitation materials will be furnished to fiduciaries, custodians and brokerage houses for forwarding to beneficial owners of the stock held in their names.

     Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. The proxy may be revoked by filing with the Secretary of the Company an instrument of revocation or duly executed proxy bearing a later date. The proxy may also be revoked by affirmatively electing to vote in person while in attendance at the meeting. However, a shareholder who attends the meeting need not revoke the proxy and vote in person, unless so desired. The shares represented by each proxy will be voted in accordance with the instructions specified in the proxy, if given. If a signed proxy is returned without instructions, it will be voted for the directors, for amendments to the 1994 Stock Incentive Plan, for approval of Deloitte & Touche LLP as independent auditor and in accordance with this proxy statement on any other business that may properly come before the meeting.

                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

     The Common Stock is the only outstanding voting security of the Company. The record date for determining holders of Common Stock entitled to vote at the annual meeting is August 1, 1997. On that date, there were 6,188,748 shares of Common Stock outstanding, entitled to one vote per share. The Common Stock does not have cumulative voting rights.

     The following table shows Common Stock ownership on July 1, 1997 by (i) each person who, to knowledge of the Company, beneficially owns more than 5% of the Common Stock, (ii) each of the current or former executive officers named in the Summary Compensation Table below and (iii) all current executive officers and directors of the Company as a group:

                                                            Approximate
                                      Shares(1)                 Percent
                                      ---------                 -------
Tektronix, Inc.
  PO Box 1000
  Wilsonville, OR  97070             2,105,000                   34.04%

Deborah A. Coleman                     309,532 (2)                4.86%
Lawrence Neitling                       46,500                        *
Joseph H. Howell                        44,054 (3)                    *
Terri L. Timberman                      18,820 (4)                    *
Samuel R. DeSimone, Jr.                  8,565 (5)                    *
Charles W. Payne                         5,600 (6)                    *

All current executive officers
  and directors as a group           2,570,132 (7)               39.69%
  (12 persons)

*  Less than one percent

--------------

(1) Shares are held directly with sole voting and dispositive power except as otherwise indicated.

(2) Includes stock options for 183,750 shares that are currently exercisable or become exercisable before August 31, 1997.

(3) Includes 3,334 shares of unvested restricted stock held by Mr. Howell, as to which he does not have the power to sell, and stock options for 35,500 shares that are currently exercisable or become exercisable before August
     31, 1997.

(4) Includes stock options for 12,500 shares that are currently exercisable or become exercisable before August 31, 1997.

(5) Includes 1,600 shares of unvested restricted stock held by Mr. DeSimone, as to which he does not have the power to sell, and stock options for 5,000 shares that are currently exercisable or become exercisable before August
     31, 1997.

(6) Includes 1,500 shares of unvested restricted stock held by Mr. Payne, as to which he does not have the power to sell, and stock options for 3,800 shares that are currently exercisable or become exercisable before August
     31, 1997.

(7) Includes 2,105,000 shares held by Tektronix, Inc. ("Tektronix") as to which directors of the Company disclaim beneficial ownership. Also includes
     25,434 shares of unvested restricted stock and stock options for 291,800 shares held by executive officers and directors that are currently exercisable or become exercisable before August 31, 1997.

                            1. ELECTION OF DIRECTORS

     The Board of Directors of the Company consists of six directors who are elected at the annual meeting to serve until the next annual meeting of shareholders and until their respective successors are elected and qualified. The nominees for director are listed below, together with certain information about each of them. Ms. Coleman and Messrs. Karalis and Neun have served as directors of the Company since its inception in March 1994. Mr. Boesenberg, Ms. Ellis and Dr. Nishimura were elected directors of the Company immediately prior to its initial public offering in May 1994.

                                                                          Shares of Common
                                                                         Stock Beneficially
                                                                             Owned as of
                                                                           July 1, 1997(1)
                                                                     ----------------------------
                                                                       Number         Approximate
Name, Principal Occupation and Directorships                Age      of Shares(2)       Percent
--------------------------------------------                ---      ------------     -----------
Charles M. Boesenberg......................................  49          13,750              *

Mr. Boesenberg has served as President and Chief
Executive Officer of Ashtech, Inc. since February
1995. During 1994 he served as Executive Vice
President of Symantec Corporation's Central Point
Division. Prior to the merger of Central Point
Software Inc. and Symantec, Mr. Boesenberg was
President, Chief Executive Officer and Chairman of
Central Point. Mr. Boesenberg joined Central Point as President and Chief Operating Officer in
February 1992, and was elected Chief Executive
Officer and Chairman of the Board in March 1992.
From 1990 to 1992 Mr. Boesenberg was President of
MIPS Computer Systems, Inc., a semiconductor and computer systems company. Mr. Boesenberg serves on the Board of Directors of Symantec Corporation.

Deborah A. Coleman........................................   44         309,532(3)        4.86%

Chair of the Board of Directors, Chief Executive
Officer and President of the Company. From
November 1992 to the inception of the Company, Ms.
Coleman served as Vice President of Materials
Operations of Tektronix and was responsible for management of the operations of the Circuit Board
Division of Tektronix. Prior to joining Tektronix,
Ms. Coleman held various positions at Apple
Computer, Inc. for 11 years, most recently as Vice
President of Information Systems and Technology from April 1990 to October 1992. Previous positions at Apple Computer included Chief
Financial Officer and Vice President of Worldwide
Manufacturing Operations. Ms. Coleman serves on the Board of Directors of Synopsys Inc., Octel
Communications, Inc. and Applied Materials, Inc.

                                        3

                                                                          Shares of Common
                                                                         Stock Beneficially
                                                                             Owned as of
                                                                           July 1, 1997(1)
                                                                     ----------------------------
                                                                       Number         Approximate
Name, Principal Occupation and Directorships                Age      of Shares(2)       Percent
--------------------------------------------                ---      ------------     -----------

Carlene M. Ellis...........................................  50          18,750               *

Ms. Ellis has served as Corporate Vice President and Director of the Information Technology Group of Intel Corporation since September 1992. Ms.
Ellis was Intel's Director of Human Resources from
September 1990 to September 1992 and Vice
President of its Administration Group from January
1989 to September 1992.

John P. Karalis............................................  59       2,105,000(4)       34.04%

Mr. Karalis has served as Senior Vice President,
Corporate Development of Tektronix since June
1995. He has served as Secretary of Tektronix since September 1992. From September 1992 to June
1995 he served as Vice President, Corporate
Development of Tektronix. From May 1989 to
September 1992, Mr. Karalis practiced law with
Brown and Bain in Phoenix, Arizona. From January
1987 to May 1989, Mr. Karalis served as Vice
President and General Counsel of Apple Computer.

Carl W. Neun...............................................  53       2,106,000(4)       34.05%

Mr. Neun has served as Senior Vice President and
Chief Financial Officer of Tektronix since June
1995. From March 1993 to June 1995 he served as
Vice President and Chief Financial Officer of
Tektronix. From September 1987 to March 1993, Mr.
Neun served as Senior Vice President of
Administration and Chief Financial Officer of
Conner Peripherals, Inc.

Dr. Koichi Nishimura.......................................  58          18,750               *

Dr. Nishimura has served as Chairman of the Board of Solectron Corporation since September 1996,
Chief Executive Officer since September 1992 and
President since 1990. He was Co-Chief Executive
Officer from 1991 to 1992 and Chief Operating
Officer of Solectron from 1988 to 1991. He became a director of Solectron in February 1991.

                                        4

*   Less than one percent.

--------------

(1) Shares are held directly with sole voting and dispositive power except as otherwise indicated.

(2) Amounts for Mr. Boesenberg, Ms. Ellis and Dr. Nishimura represent exercisable options granted to them pursuant to the Company's 1994 Stock
     Incentive Plan, as amended.

(3) Includes stock options for 183,750 shares that are currently exercisable or become exercisable before August 31, 1997.

(4) Includes 2,105,000 shares held by Tektronix, Inc. Messrs. Karalis and Neun serve as directors of the Company as representatives of Tektronix. In their capacities as executive officers of Tektronix, they may be deemed to share with the board of directors of Tektronix voting and/or dispositive power with respect to such shares of Common Stock. Messrs. Karalis and Neun disclaim beneficial ownership of such shares.

     The Board of Directors met four times during the fiscal year ended May 31, 1997. Each director attended at least 75% of the aggregate of the meetings of the Board of Directors and the committees of which the director was a member. The only standing committees of the Board of Directors are the Audit and Finance Committee and the Human Resources and Compensation Committee. The Company does not have a Nominating Committee. Shareholders who wish to submit names for consideration as potential directors should do so in writing addressed to the Board of Directors, c/o Samuel R. DeSimone, Jr., Secretary, Merix Corporation, 1521 Poplar Lane, Forest Grove, Oregon 97116.

     The Audit and Finance Committee is comprised of Messrs. Boesenberg and Neun and Dr. Nishimura and met four times during the last fiscal year. The Audit and Finance Committee nominates the independent auditor of the Company for approval by the Board of Directors and the shareholders, reviews the planned scope and results of the annual audit, confers with the independent auditor, reviews the auditors' recommendations with respect to accounting, internal control and other matters and makes recommendations to the Board of Directors with respect to audit and finance matters.

     The Human Resources and Compensation Committee is comprised of Ms. Ellis and Messrs. Boesenberg and Karalis and met five times during the last fiscal year. The Human Resources and Compensation Committee makes recommendations to the Board of Directors on executive and director compensation plans, approves salaries for executive officers of the Company and administers compensation plans as authorized by the Board of Directors.

     Directors not affiliated with the Company or Tektronix receive an annual retainer of $6,000, a fee of $500 for attendance at each Board or committee meeting, an automatic option grant of 20,000 shares under the Company's 1994 Stock Incentive Plan at the time first elected or appointed to the Board of Directors, and annual automatic option grants thereafter of 5,000 shares. The options are 10-year options granted at the market price on the date of grant and vest in four equal installments beginning one year after the date of grant. All directors are reimbursed for expenses incurred in connection with attending Board and committee meetings.

     The proxies will be voted with respect to the election of the nominees in accordance with the instructions specified in the proxy form. If no instructions are given, proxies will be voted for the election of the nominees. If for some unforeseen reason any of the nominees would not be available as a candidate for director, the number of directors constituting the Board of Directors may be reduced prior to the meeting or the proxies may be voted for such other candidate or candidates as may be nominated by the Board of Directors, in accordance with the authority conferred in the proxy.

     The Board of Directors recommends a vote FOR the election of the nominees listed above. Directors are elected by a plurality of the votes cast by the shares entitled to vote if a quorum is present at the annual meeting. Abstentions are counted for purposes of determining whether a quorum exists at the annual meeting, but are not counted and have no effect on the determination of whether a plurality exists with respect to a given nominee.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth compensation information for the Chief Executive Officer and certain other current and former executive officers of the Company.

                                                                              Long-Term
                                                                          Compensation Awards
                                                                     -------------------------------
                                          Annual Compensation                             Securities
                            Fiscal      -----------------------         Restricted        Underlying           All Other
                              Year        Salary        Bonus(1)     Stock Awards($)(2)    Options(#)    Compensation(3)
                            ------      --------        -------      ------------------    ----------    ---------------
Deborah A. Coleman           1997       $276,302       $     --            $    --            15,000         $  5,714
(Chair, Chief Executive      1996        217,642         34,500                 --            15,000            9,843
Officer and President)       1995        222,046        178,112                 --                --            5,095


Lawrence C. Neitling         1997        198,799             --                 --            10,000            4,251
(former President and        1996        207,690         25,000                 --            30,000            8,306
Chief Operating              1995        177,894         89,984                 --                --            4,056
Officer)(4)

Joseph H. Howell             1997        187,375             --                 --            10,000            4,981
(Senior Vice President       1996        165,000         16,500                 --             8,000           11,848
and Chief Financial          1995(5)      53,942         26,452            232,500            75,000           64,335
Officer)

Samuel R. DeSimone, Jr.      1997        135,529             --                 --            10,000            3,833
(Vice President of           1996(5)      88,976         12,500             84,637            20,000           12,453
Corporate Development
and Secretary)

Terri L. Timberman           1997        131,981             --                 --            10,000            4,003
(Vice President, Human       1996        120,000         12,000                 --            10,000            4,918
Resources and Quality)       1995        107,310         38,520                 --                --            3,219

Charles W. Payne             1997(6)     136,689          3,000                 --             4,650            2,734
(Vice President -
Engineering and Chief
Technology Officer)

--------------

(1) Bonus amounts for fiscal 1995 and 1996 represent amounts paid under the Company's Corporate Incentive Plan. No bonuses were paid for fiscal 1997, other than to Mr. Payne.

(2) Dollar amounts set forth in the table represent the value of the shares on the date of grant. As of May 31, 1997, the number of unvested shares of restricted stock held by the named executives and the value of such shares on such date were as follows: Ms. Coleman - 8,334 shares ($135,428), Mr.
     Neitling - 0 shares, Mr. Howell - 3,334 shares ($54,178), Ms. Timberman -
     1,667 shares ($27,089), Mr. DeSimone - 1,600 shares ($26,000) and Mr. Payne
     - 1,500 shares ($24,375).

(3) Amounts for 1995, 1996 and 1997 consist principally of amounts contributed by the Company under its 401(k) Plan. Mr. Howell's fiscal 1995 amount includes $62,716 in compensation for relocation. Mr. DeSimone's fiscal 1996 amount includes a starting bonus of $10,000.

(4)  Mr. Neitling resigned as President and Chief Operating Officer in March
     1997.

                                        6

(5) Messrs. Howell and DeSimone began their employment with the Company in fiscal 1995 and 1996, respectively.

(6)  Mr. Payne became an executive officer in March 1997.


Stock Option Grants in Last Fiscal Year

The following table provides information regarding stock options granted to certain current and former executive officers in fiscal 1997.

                                                 Individual Grants
                             --------------------------------------------------------- Potential Realizable Value at
                             Number of       Percent of                                     Assumed Annual Rates
                                Shares     Total Options                               of Stock Price Appreciation
                             Underlying      Granted to                                      for Option Term(2)
                               Options     Employees in    Exercise Price  Expiration  -----------------------------
        Name                 Granted(1)     Fiscal Year       per Share        Date          5%              10%
        ----                 ----------    -------------   --------------- ----------- -------------    ------------
Deborah A. Coleman             15,000          3.29%          $18.6875      9/23/06      $176,287         $446,746

Lawrence C. Neitling           10,000          2.19%          $18.6875      9/23/06       117,525          297,831

Joseph H. Howell               10,000          2.19%          $18.6875      9/23/06       117,525          297,831

Samuel R. DeSimone, Jr.        10,000          2.19%          $18.6875      9/23/06       117,525          297,831

Terri L. Timberman             10,000          2.19%          $18.6875      9/23/06       117,525          297,831

Charles W. Payne                1,250          0.27%          $18.6875      9/23/06        14,691           37,229
                                1,000          0.22%          $19.75        2/07/03        12,421           31,476
                                2,400          0.53%          $19.75        2/07/03        29,810           75,543

--------------

(1) Under the terms of the option agreements with these executive officers, each of the options is subject to accelerated vesting in the event of a future change in control of the Company or the occurrence of certain events indicating an imminent change in control of the Company. Each of the options is subject to early termination in the event of termination of employment. Each option terminates 12 months after termination following death or disability and 90 days after termination for any other reason.
     These options become exercisable in four equal annual installments beginning one year after the date of grant.

(2) In accordance with rules of the Securities and Exchange Commission, these amounts are the hypothetical gains or "option spreads" that would exist for the options based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term.

Fiscal Year-End Option Values

     The following table indicates the number of shares acquired upon exercise of options during the last fiscal year and the value realized, the number of shares subject to exercisable (vested) and unexercisable (unvested) stock options as of May 31, 1997 and the value of exercisable and unexercisable "in-the-money" options, which represents the positive spread between the exercise price of existing stock options and the price of the Common Stock at May 31, 1997.

                                                              Number of Securities             Value of Unexercised
                                                             Underlying Unexercised            In-the-Money Options
                                                           Options at May 31, 1997(#)         at May 31, 1997(1)($)
                       Shares Acquired         Value     -----------------------------    ----------------------------
                         on Exercise(#)   Realized($)    Exercisable     Unexercisable    Exercisable    Unexercisable
                       ---------------    ----------     -----------     -------------    -----------    -------------
Deborah A. Coleman              --               --         173,750            96,250      $1,232,500       $507,500

Lawrence C. Neitling            --               --          34,000                --         192,125             --

Joseph H. Howell                --               --          35,500            53,500              --             --

Samuel R. DeSimone, Jr.         --               --           5,000            25,000              --             --

Terri L. Timberman              --               --           7,500            27,500          36,250         72,500

Charles W. Payne                --               --           2,550             7,200          18,194         18,194
---------------------
(1)  Calculated based on the May 30, 1997 closing stock price of $16.25 per share.

Ten-Year Option Repricings

     In February 1997 the Company offered to all employee option holders (other than executive officers) the opportunity to surrender options granted prior to January 1997 with an exercise price of more than $19.75 in exchange for new options for an equal number of shares with an exercise price equal to the then current fair market value of $19.75 per share. The new options have a new four year vesting schedule and expire six years from the new grant date. Two employees later became executive officers of the Company. The following table provides information relating to regrants to these two executive officers.

                                            Number of            Market                                       Length of
                                           Securities          Price of        Exercise                 Original Option
                                           Underlying          Stock at        Price at         New      Term Remaining
                                              Options           Time of         Time of    Exercise          at Date of
Name                          Date           Repriced         Repricing       Repricing       Price           Repricing
----                          ----           --------         ---------       ---------       -----          ----------
Charles W. Payne           2/07/97              1,000            $19.75         $31.375      $19.75          8.67 years
                           2/07/97              2,400            $19.75          $24.50      $19.75          8.31 years
Mark Hynes                 2/07/97             25,000            $19.75          $37.75      $19.75          8.74 years

Severance and Change of Control Agreements

     The Company has entered into Executive Severance Agreements with Ms. Coleman, Mr. Howell, Ms. Timberman, Mr. DeSimone and Mr. Payne, pursuant to which the Company has agreed to provide each executive severance benefits upon the Company's termination of employment without cause. "Cause" is generally defined as (a) the willful and continued failure to perform substantially the executive's reasonably assigned duties

(except a failure resulting from incapacity due to physical or mental illness) after a demand for performance has been made and the manner of nonperformance has been specifically identified or (b) the willful engaging in illegal conduct materially injurious to the Company. Termination of employment does not include assignment to the executive of different responsibilities consistent with the executive's area of professional expertise, except in the case of Ms. Coleman, with respect to whom termination of employment would include her removal as Chief Executive Officer of the Company. In the event of a termination of employment without cause, Ms. Coleman would receive a lump sum payment equal to twice her annual base pay and each of the other executives would receive a lump sum payment equal to his or her annual base pay, and each executive would also be entitled to a portion of the benefits under any incentive plan in which the executive participates and certain heath insurance and out placement benefits. In the event that an executive is terminated within 24 months following a change of control of the Company (as defined in the agreement), the executive would receive, in addition to such benefits, an additional cash payment so that the total amount equaled two times his or her annual base pay, an additional portion of his or her targeted cash bonus, accelerated vesting of all stock options and bonus stock awards and extension of the option exercise period, and certain life insurance benefits. However, such benefits will not be payable if termination is due to death or voluntary action of the employee other than for good reason (as defined in the agreement), or by the Company for cause or permanent disability. Payment of the benefits following a change of control is conditioned on the executive's agreement to continue his or her employment with the Company or the surviving company (if so requested) for a period up to six months following a change of control.

                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

Human Resources and Compensation Committee

     The Human Resources and Compensation Committee of the Board of Directors (the "Committee") consists of three outside directors. Pursuant to authority delegated by the Board of Directors, the Committee approves compensation of executive officers, including the Chief Executive Officer. The Committee is also responsible for reviewing and approving executive compensation programs and administering the Company's stock incentive and executive compensation plans. The Committee also provides advice on a broad range of human resources issues including best practices in the areas of benefits, staffing, succession planning and general compensation.

Compensation Policy

     The Board of Directors and the Committee believe that the Company's total executive compensation programs should be related to corporate performance. The Company has developed a total compensation strategy that ties a significant portion of executive compensation to achievement of pre-established financial results. The primary objective of the executive compensation program is to:

o    Attract and retain talented executives;

o Motivate executives to achieve long term business strategies while achieving near term and financial targets; and

o    Align executive performance with Merix's strategic and tactical goals.

     The Company has base pay and annual incentive compensation programs for its executive officers, as well as a 401(k) plan. These programs are designed to offer compensation that is competitive with compensation offered by companies of similar size and complexity within the electronics and similar industries. The Company targets the 50th percentile for base pay and 65-70th percentile for total compensation. The Committee uses comparative information from a group of companies in the electronics industry for establishing executive compensation, general compensation structures and Company performance goals. The Committee periodically engages a compensation consulting firm to assist in this process.

Base Salaries

     Base salaries for the Chief Executive Officer and other executive officers are initially determined by evaluating the responsibilities of the position and the experience of the individual, and by reference to the competitive marketplace for corporate executives. This includes a comparison of base salary and total compensation for comparable positions at other companies.

     Annual salary adjustments are considered and determined by evaluating the performance of the Company and each executive officer, and also take into account any new responsibilities. The Committee, when appropriate, also considers non-financial performance measures that focus attention on improvement in management processes.

Corporate Plan

     The Company's executive officers participate in the Company's Corporate Incentive Plan, an annual cash incentive compensation plan. Company performance objectives are established and approved by the Board of Directors at the beginning of the fiscal year. Performance measures have established thresholds, targets and maximums that determine the amount of cash payment under the plan. The Company's performance objectives for the fiscal year are specified each year and reviewed by the full Board of Directors.

     The Corporate Incentive Plan for fiscal 1997 provided for bonuses based on operating income. Each participant was assigned a leverage percentage, which represented the percent of base salary that would be received under the plan if the plan criterion was met, and the leverage percentages ranged from 10% to 60%. The plan provided for additional cash payments if the target was exceeded, subject to a maximum amount of twice the leverage percentage. The Company's sales and net income for fiscal 1997 did not meet the predetermined plan level for the year and no bonuses were paid to the Chief Executive Officer or other senior officers for 1997.

Stock Options

     All employees of the Company, including executive officers, are eligible to participate in the Company's 1994 Stock Incentive Plan. All option grants are approved by the Committee. Guidelines for the number of options granted have been established and are reviewed periodically to ensure competitiveness. Actual grants are based on individual performance and contribution to the Company's strategic success. The Stock Incentive Plan supports the linkage between executives, employees and other shareholders to the long term business strategies. Option and restricted stock grants made to executive officers for fiscal 1995, 1996 and 1997 are reflected in the Summary Compensation Table. In February 1997 the Committee approved offering to all employee option holders, other than executive officers, the opportunity to surrender options granted prior to January 1997 with an exercise price of more than $19.75 in exchange for new options for an equal number of shares with an exercise price equal to the then current fair market value of $19.75 per share. (Two employees later became executive officers of the Company.) The Committee concluded that, with the decline in the market price of the stock, the options no longer provided a significant incentive to key employees and that the options were no longer serving the purposes intended. A significant portion of the options were held by employees who began their employment with the Company following the Company's acquisition of its Colorado facility, and the Committee was particularly concerned that the Company was at risk of losing these key employees. The new options have a new four year vesting schedule and expire six years from the new grant date.

Section 162(m)

     Section 162(m) of the Internal Revenue Code of 1986 limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its most highly compensated officers in any year after 1993. The Company anticipates that the levels of salary and bonus to be paid by the Company will not generally exceed that limit. Under the 162(m) regulations, the $1,000,000 cap on deductibility will not apply to compensation received through the exercise of nonqualified stock options that meet certain requirements. This option exercise compensation is equal to the excess of the market price at the time of exercise over the option price and, unless limited by Section 162(m), is generally deductible by the Company. The Company's current policy is generally to grant options that meet the requirements of the proposed regulations.

               Human Resources and Compensation Committee Report Submitted By:
               Charles M. Boesenberg, Chairman
               Carlene M. Ellis
               John P. Karalis

Compensation Committee Interlocks and Insider Participation

     John P. Karalis is an executive officer of Tektronix, Inc. See "Certain Relationships and Transactions" regarding transactions between Tektronix and the Company.


Performance Graph

     The graph below compares the cumulative total stockholder return on the Company's Common Stock with the cumulative total return on the Nasdaq Composite U.S. Index and a peer group of companies in the Company's industry over the period indicated, assuming the investment of $100 on May 25, 1994, the date of the Company's initial public offering, and reinvestment of any dividends. In accordance with guidelines of the SEC, the stockholder return for each entity in the peer group index has been weighted on the basis of market capitalization as of each semi-annual measurement date set forth on the graph. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

[GRAPHIC OMITTED]                       5/25/94     11/30/94      5/27/95     11/30/95      5/26/96     11/30/96      5/31/97
=================================== =========== ============  =========== ============  =========== ============  ===========
MERIX CORP                          $     100.0 $      170.5  $     248.7 $      371.8  $     315.4 $      166.7  $     166.7
NASDAQ INDEX                        $     100.0 $      102.8  $     119.0 $      146.6  $     172.9 $      179.5  $     194.6
PEER GROUP(1)                       $     100.0 $      129.5  $     185.6 $      265.0  $     281.8 $      343.4  $     426.2

(1)  The selected peer group consists of ADFlex Solutions, Inc., Altron, Inc.,
     Advance Circuits, Inc., Continental Circuits Corporation, Elexsys
     International, Inc., Hadco Corporation, M-Wave, Inc., Parlex Corporation,
     Sanmina Corporation, Sheldahl, Inc. and Sigma Circuits, Inc. Such companies have been selected for the peer group on the basis of, among other factors, the similarity of their business to that of the Company and their market capitalization relative to that of the Company.

             2. APPROVAL OF AMENDMENTS TO 1994 STOCK INCENTIVE PLAN

     In March 1994, the Company adopted the 1994 Stock Incentive Plan (the "Plan"), reserving 1,000,000 shares of Common Stock for issuance, and in 1995 the Board of Directors and shareholders approved reserving an additional 500,000 shares of Common Stock for issuance under the Plan pursuant to options granted at fair market value. The Board of Directors of the Company believes that the availability of stock options and other stock incentives is an important factor in the Company's ability to attract and retain qualified employees and to provide an incentive for them to exert their best efforts on behalf of the Company. As of July 1, 1997, 102,100 shares of stock had been issued under the Plan as restricted stock, 1,170,965 shares were subject to outstanding options and 226,935 shares were available for future grants. In order to continue to attract and retain key employees, in July 1997 the Board of Directors approved an amendment to the Plan, subject to shareholder approval, to reserve an additional 600,000 shares for issuance under the Plan. The additional 600,000 shares can only be issued pursuant to options granted at not less than fair market value. Other amendments approved by the Board of Directors and submitted to the shareholders for approval principally relate to administration of the Plan and the elimination of certain restrictions in the Plan that are no longer necessary or appropriate based on recent changes to the rules under Section 16 of the Securities Exchange Act of 1934.

     Approval of the foregoing amendments will also constitute reapproval of per-employee limits on the grant of stock and dollar awards under Section 162(m) of the Internal Revenue Code of 1986 (the "Code). Shareholder approval of per-employee limits is required every five years for continued compliance with regulations under Section 162(m) in order to permit the grant of stock and dollar awards that will qualify as "performance-based compensation." See "Tax Consequences."

     Certain provisions of the Plan are summarized below. The complete text of the Plan, as proposed to be amended, is attached to this proxy statement as Appendix A.

Description of the 1994 Stock Incentive Plan

     Eligibility. All employees, officers and directors of the Company and its subsidiaries are eligible to participate in the Plan. Also eligible are nonemployee consultants and advisors to the Company.

     Administration. The Plan is administered by the Human Resources and Compensation Committee of the Board of Directors (the "Committee"), which designates from time to time the individuals to whom awards are made under the Plan, the amount of any such award and the price and other terms and conditions of any such award. Under the proposed amendments the Committee could appoint a committee of officers of the Company to make awards to employees who are not officers of the Company. Subject to the provisions of the Plan, the Committee may adopt and amend rules and regulations relating to the administration of the Plan. Only the Board of Directors may amend, modify or terminate the Plan. Except for automatic grants to non-employee directors, as described below, non-employee directors are not eligible to receive awards under the Plan.

     Shares Available. The Plan permits the grants of incentive stock options, non-statutory stock options, stock appreciation rights, cash bonus rights, performance based awards and restricted stock and stock bonus awards. If an option, stock appreciation right or performance unit granted under the Plan expires, terminates or is canceled, or if shares sold or awarded as a bonus are forfeited to the Company or repurchased by the Company, the shares again become available for issuance under the Plan.

     Term of Plan. The Plan will continue until all shares available for issuance under the plan have been issued and all restrictions on such shares, have lapsed. The Board of Directors may suspend or terminate the Plan at any time.

     Stock Options. The Committee determines the persons to whom options are granted, the option price, the number of shares subject to each option, the period of each option and the times at which options may be exercised and whether the option is an Incentive Stock Option ("ISO"), as defined in Section 422 of the Code or an option other than an ISO (a "Non-Statutory Stock Option" or "NSO"). If the option is an ISO, the option price cannot be less than the fair market value of the Common Stock on the date of grant. If an optionee of an ISO at the time of grant owns stock possessing more than 10% of the combined voting power of the Company, the option price may not be less than 110% of the fair market value of the Common Stock on the date of grant. If the option is an NSO, the option price may be any price determined by the Committee except that options to purchase 500,000 shares added to the Plan in 1995 and the additional 600,000 shares to be added to the Plan by the proposed amendment can be granted at a price of not less than fair market value of the shares on the valuation date selected by the Committee. The Committee may select the valuation date from among the following dates (i) the date of commitment by the Company to grant the option, (ii) the date of approval of the option grant by the Committee or (iii) the effective date of the option. The fair market value of such shares shall be deemed to be the closing price of the Common Stock as reported in The Wall Street Journal on the valuation date, or if there has been no sale on that date, on the last preceding date on which a sale occurred, or such other reported value of the Common Stock, or average closing prices for a period of up to 10 trading dates including or preceding the valuation date, as shall be specified by the Committee. No ISO may be granted on or after the tenth anniversary of the date that the Plan was adopted by the Board of Directors. No employee may be granted options or stock appreciation rights for more than an aggregate of 300,000 shares of Common Stock in any calendar year. The aggregate fair market value, on the date of the grant, of the stock for which ISOs are exercisable for the first time by an employee during any calendar year may not exceed $100,000. No monetary consideration is paid to the Company upon the granting of options.

     Options granted under the Plan generally continue in effect for the period fixed by the Committee, except that ISOs are not exercisable after the expiration of 10 years from the date of grant or five years in the case of 10% shareholders. Options are exercisable in accordance with the terms of an option agreement entered into at the time of grant and, except as otherwise determined by the Committee with respect to a NSO granted to a person who is neither an officer or a director of the Company, are nontransferable except on death of a holder or pursuant to a qualified domestic relations order. Options may be exercised only while an optionee is employed by or in the service of the Company or a subsidiary or within 12 months following termination of employment by reason of death or disability or 90 days following termination for any other reason. The Plan provides that the Committee may extend the exercise period for any period up to the expiration date of the option and may increase the number of shares for which the option may be exercised up to the total number underlying the option. The purchase price for each share purchased pursuant to exercise of options must be paid in cash, including cash which may be the proceeds of a loan from the Company, or, with the consent of the Committee, in whole or in part, in shares of Common Stock valued at fair market value, in restricted stock, in performance units or other contingent awards denominated in either stock or cash, in deferred compensation credits, in promissory notes, or in other forms of consideration. Upon the exercise of an option, the number of shares subject to the option and the number of shares available under the Plan for future option grants are reduced by the number of shares with respect to which the option is exercised, less any shares surrendered in payment or withheld to satisfy withholding obligations.

     Stock Option Grants to Non-employee Directors. Under the Plan, each person who becomes a non-employee director will automatically be granted an initial option to purchase 20,000 shares. A "non-employee director" is a director who is not an employee of the Company or Tektronix or any of their respective subsidiaries and has not been such within the prior year. Each non-employee director automatically receives additional annual grants of options to purchase 5,000 shares, provided the non-employee director continues to serve in that capacity. Options granted to non-employee directors generally are governed by the terms discussed above and must have an exercise price equal to 100% of fair market value, become exercisable ratably over a four-year period with 25% of the options becoming exercisable one year after the date of grant and expire 10 years after the date of grant. Non-employee directors may exercise the options in the same manner described above for other stock options.

     Stock Appreciation Rights. Stock appreciation rights ("SARs") may be granted under the Plan. SARs may, but need not, be granted in connection with an option grant or an outstanding option previously granted under the Plan. A SAR gives the holder the right to payment from the Company of an amount equal in value to the excess of fair market value on the date of exercise of a share of Common Stock of the Company over its fair market value on the date of grant, or if granted in connection with an option, the option price per share under the option to which the SAR relates.

     A SAR is exercisable only at the time or times established by the Committee. If a SAR is granted in connection with an option it is exercisable only to the extent and on the same conditions that the related option is exercisable. Payment by the Company upon exercise of a SAR may be made in Common Stock of the Company valued at its fair market value, in cash, or partly in stock and partly in cash, as determined by the Committee. The Committee may withdraw any SAR granted under the Plan at any time and may impose any condition upon the exercise of a SAR or adopt rules and regulations from time to time affecting the rights of holders of SARs.

     The existence of SARs, as well as certain bonus rights described below, would require charges to income over the life of the right based upon the amount of appreciation, if any, in the market value of the Common Stock of the Company over the exercise price of shares subject to exercisable SARs or bonus rights. No SARs have been granted under the Plan.

     Stock Bonus Awards. The Committee may award Common Stock of the Company as a stock bonus under the Plan. The Committee may determine the recipients of the awards, the number of shares to be awarded and the time of the award. Stock received as a stock bonus is subject to the terms, conditions and restrictions determined by the Committee at the time the stock is awarded.

     Restricted Stock. The Plan provides that the Company may issue restricted stock in such amounts, for such consideration, subject to such restrictions and on such terms as the Committee may determine.

     Cash Bonus Rights. The Committee may grant cash bonus rights under the Plan in connection with (i) options granted or previously granted, (ii) SARs granted or previously granted, (iii) stock bonuses awarded or previously awarded, and
(iv) shares sold or previously sold under the Plan. Bonus rights granted in connection with options entitle the optionee to a cash bonus if and when the related option is exercised or terminates in connection with the exercise of a SAR related to the option. If the shares are purchased on the exercise of an option and the optionee does not exercise a related SAR, the amount of the bonus shall be determined by multiplying the excess of the total fair market value for the shares to be acquired upon the exercise over the total option price for the shares by the applicable bonus percentage. If an optionee exercises a related SAR in connection with the termination of an option, the amount of the bonus shall be determined by multiplying the total fair market value of the shares and cash received pursuant to the exercise of the SAR by the applicable bonus percentage. The bonus percentage applicable to any bonus right is determined by the Committee but may in no event exceed 75%. Bonus rights granted in connection with stock bonuses entitle the recipient to a cash bonus, in an amount determined by the Committee, at the time the stock is awarded or at such time as any restrictions to which the stock is subject lapse. Bonus rights granted in connection with restricted stock purchases entitle the recipient to a cash bonus in an amount determined by the Committee, payable when the shares are purchased or restrictions, if any, to which the stock is subject lapse. Bonus rights granted in connection with restricted stock purchased or stock bonuses terminate in the event that restricted stock is repurchased by the Company or forfeited by the holder pursuant to the restrictions. No bonus rights have been granted under the Plan.

     Performance Units. The Committee may grant Performance-based Awards denominated either in Common Stock or in dollar amounts. All or part of the awards will be earned if performance goals established by the Committee for the period covered by the awards are met and the employee satisfies any other restrictions established by the Committee. The performance goals will be expressed as one or more targeted levels of performance with respect to one or more of the following objective measures with respect to the Company or any subsidiary, division or other unit of the Company: earnings, earnings per share, total shareholder return (stock price increase plus dividends), return on equity, return on assets, revenues, operating income, inventories, inventory turns, cash flows, return on capital, economic value added (operating income after taxes minus a charge for the cost of capital) or any of the foregoing before the effect of acquisitions, divestitures, accounting changes, and restructuring and special charges. Performance-based Awards may be paid in cash or Common Stock and may be made as awards of restricted shares subject to forfeiture if performance goals are not satisfied, as determined by the Committee. No employee may receive in any fiscal year Performance-based Awards denominated in Common Stock under which more than 20,000 shares may be issued or Performance-based Awards denominated in dollars under which more than $500,000 may be paid. The payment of a Performance-based Awards in cash will not reduce the number of shares reserved under the plan.

     Foreign Qualified Grants. Awards under the Plan may be granted to eligible persons residing in foreign jurisdictions. The Committee may adopt such supplements to the Plan as may be necessary to comply with the applicable laws of such foreign jurisdictions and to afford participants favorable treatment under such laws except that no award shall be granted under any such supplement with terms which are more beneficial to the participants than the terms permitted by the Plan.

     Changes in Capital Structure. The Plan provides that if the outstanding Common Stock of the Company is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any recapitalization, stock split or certain other transactions, appropriate adjustment will be made by the Committee in the number and kind of shares available for awards under the Plan. In addition, the Committee will make appropriate adjustments in outstanding options and SARs. In the event of dissolution of the Company or a merger, consolidation or plan of exchange affecting the Company, in lieu of the foregoing treatment for options and SARs, the Committee may, in its sole discretion, provide a 30-day period prior to such event during which optionees shall have the right to exercise options and SARs in whole or in part without any limitation on exercisability and upon the expiration of which 30-day period all unexercised options and SARs shall immediately terminate.

     Amendments. The Board of Directors may at any time amend the Plan in such respects as it shall deem advisable because of changes in the law while the Plan is in effect or for any other reason.

     Tax Consequences. Certain options authorized to be granted under the Plan are intended to qualify as ISOs for federal income tax purposes. Under federal income tax law currently in effect, the optionee will recognize no income upon grant or upon a proper exercise of the ISO. If an employee exercises an ISO and does not dispose of any of the option shares within two years following the date of grant and within one year following the date of exercise, then any gain realized upon subsequent disposition of the shares will be treated as income from the sale or exchange of a capital asset. If an employee disposes of shares acquired upon exercise of an ISO before the expiration of either the one-year holding period or the two-year waiting period, any amount realized will be taxable as ordinary compensation income in the year of such disqualifying disposition to the extent that the lesser of the fair market value of the shares on the exercise date or the fair market value of the shares on the date of disposition exceeds the exercise price. The Company will not be allowed any deduction for federal income tax purposes at either the time of the grant or exercise of an ISO. Upon any disqualifying disposition by an employee, the Company will generally be entitled to a deduction to the extent the employee realized ordinary income.

     Certain options authorized to be granted under the Plan will be treated as NSOs for federal income tax purposes. Under federal income tax law presently in effect, no income is realized by the grantee of an NSO pursuant to the Plan until the option is exercised. At the time of exercise of an NSO, the optionee will realize ordinary compensation income, and the Company will generally be entitled to a deduction, in the amount by which the market value of the shares subject to the option at the time of exercise exceeds the exercise price. The Company's deduction is conditioned upon withholding on the income amount. Upon the sale of shares acquired upon exercise of an NSO, the excess of the amount realized from the sale over the market value of the shares on the date of exercise will be taxable.

     An employee who receives stock in connection with the performance of services will generally realize taxable income at the time of receipt unless the shares are not substantially vested for purposes of Section 83 of the Code and no Section 83(b) election is made. If the shares are not vested at the time of receipt, the employee will realize taxable income in each year in which a portion of the shares substantially vest, unless the employee elects under
Section 83(b) of the Code within 30 days after the original transfer. The Company generally will be entitled to a tax deduction in the amount includable as income by the employee at the same time or times as the employee recognizes income with respect to the shares, provided the Company withholds on the income amount. A participant who receives a cash bonus right under the plan generally will recognize income equal to the amount of any cash bonus paid at the time of receipt of that bonus, and the Company generally will be entitled to a deduction equal to the income recognized by the participant.

     Section 162(m) of the Code limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its most highly compensated officers in any year after 1993. Under regulations, compensation received through the exercise of an option or stock appreciation right will not be subject to the $1,000,000 limit if the option or stock appreciation right and the plan pursuant to which it is granted meet certain requirements of the exception for performance-based compensation. One such requirement is that shareholders approve per-employee limits on the number of shares as to which options and stock appreciation rights may be granted each year. As discussed above under "Stock Options," the Plan limits the options or stock appreciation rights that an employee may be granted to no more than an aggregate of 300,000 shares of Common Stock in any calendar year. For other performance-based awards, shareholders must approve the performance criteria upon which award payouts will be based and the maximum amount payable under awards, both of which are set forth in Section 11 of the Plan on Performance-based Awards. Other requirements of the exception for performance-based compensation are that the option or stock appreciation right be granted by a committee of at least two outside directors and that the exercise price of the option or the stock appreciation right be not less than fair market value of the Common Stock on the date of grant. The Committee is composed of three outside directors and, thus, meets the requirements of the regulations. Assuming that future option grants are made at not less than fair market value, the Company believes that the options will be in compliance with the above requirements. The regulations provide that Section 162(m) of the Code will not apply to compensation paid under plans or arrangements that are in existence when a corporation becomes a publicly held corporation, provided that those plans or arrangements are adequately disclosed as part of the public offering. Accordingly, the Company believes that the compensation received upon the exercise of the options granted under the Plan as of the time of the Company's initial public offering will not be subject to the $1,000,000 deduction limit.

Recommendation by the Board of Directors

     The proposal to approve the amendments to the Plan must be approved by the holders of at least a majority of the outstanding shares of Common Stock present, or represented by proxy, and entitled to vote on the matter at the annual meeting. Abstentions have the effect of "no" votes in determining whether the amendment is approved. Broker nonvotes are counted for purposes of determining whether a quorum exists at the annual meeting but are not counted and have no effect on the results of the vote.

     The Board of Directors recommends a vote FOR approval of the amendments to the Plan.


                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

     The Company was formed in March 1994 to succeed to the business conducted by the Circuit Board Division of Tektronix. Pursuant to an Asset Transfer Agreement dated as of May 31, 1994 (the "Asset Transfer Agreement"), all of the business of the Circuit Board Division of Tektronix was transferred to the Company immediately prior to the consummation of the Company's initial public offering (the "Reorganization and Offering"). Tektronix transferred to the Company all of the assets used exclusively in the Division's business and approximately $17.5 million in cash in exchange for 6,000,000 shares of Common Stock and a note in the principal amount of $10 million (the "Note"). The Note bears interest at the rate of 7.5% per annum and is payable over five years. The Company granted Tektronix a security interest in the Company's real property (including improvements) to secure repayment of the Note pursuant to a Trust Deed. Tektronix may set off any amounts not paid by the Company when due under the Note against any amounts Tektronix or its subsidiaries owe the Company under the Supply Agreements described below.

     The Asset Transfer Agreement provides that the Company will use all reasonable efforts to nominate and maintain as members of its Board of Directors two individuals designated by Tektronix and three additional independent individuals, so long as Tektronix holds at least 25% of the outstanding shares of the Company's Common Stock. Messrs. Karalis and Neun have been nominated pursuant to the agreement. If the Company increases the size of its Board of Directors beyond seven while this covenant is in effect, Tektronix is entitled to designate such number of directors as represents two-sevenths of the total number of directors.

     In May 1994 Tektronix, through certain participating divisions and subsidiaries, and the Company also entered into seven separate Supply Agreements. During the three-year term of the Supply Agreements, the participating divisions and subsidiaries agreed to purchase from the Company annually at least the lesser of 90% of their aggregate annual requirements for the type of products sold by the Company or $28.5 million, at prices calculated in accordance with an agreed-upon formula, subject to certain adjustments. The pricing methodology for products sold under the Supply Agreements was based upon the Company's cost (as defined) plus a margin (expressed as a multiple) for accelerated delivery. Prices could not exceed prices charged to other customers by the Company for comparable products and quantities. During the last fiscal year net sales to Tektronix pursuant to the Supply Agreements were $28,766,000. The Supply Agreements have expired and have not been renewed, although Tektronix continues to be a significant customer of the Company.

     In addition, the Company and Tektronix entered into Waste Management and Services Agreements covering certain environmental matters. During the last fiscal year, the Company paid $291,000 to Tektronix pursuant to these agreements.

     In June 1996 the Company loaned $99,726 to Ms. Coleman to cover tax liabilities associated with the vesting of restricted stock. A promissory note from Ms. Coleman to the Company, bearing interest at an annual rate of 7.25 percent, was paid in full in June 1997.

                      3. APPOINTMENT OF INDEPENDENT AUDITOR

     The Board of Directors has appointed Deloitte & Touche LLP as the Company's independent auditor for the current fiscal year, subject to ratification of the appointment by the shareholders of the Company at the annual meeting. Deloitte & Touche LLP has audited the financial statements of the Company since incorporation. Proxies will be voted in accordance with the instructions specified in the proxy form. If no instructions are given, proxies will be voted for approval of Deloitte & Touche LLP as independent auditor. Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting, will have the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

     The Board of Directors recommends a vote FOR this proposal.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who own more than 10% of the Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors and beneficial owners of more than 10% of the Common Stock are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms received by the Company and on written representations from certain reporting persons that they have complied with the relevant filing requirements, the Company believes that all Section 16(a) filing requirements applicable to its executive officers and directors were complied with during the fiscal year ended May 31, 1997.

                                  OTHER MATTERS

Shareholder Proposals to be Included in the Company's Proxy Statement

     A shareholder proposal to be considered for inclusion in proxy materials for the Company's 1998 annual meeting must be received by the Company not later than April 14, 1998.

Shareholder Proposals Not in the Company's Proxy Statement

     Shareholders wishing to present proposals for action at this annual meeting or at another shareholders' meeting must do so in accordance with the Company's Bylaws. A shareholder must give timely notice of the proposed business to the Secretary. To be timely, a shareholder's notice must be in writing, delivered to or mailed and received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder, to be timely, must be received no later than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. For each matter the shareholder proposes to bring before the meeting, the notice to the Secretary must include (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting,
(b) the name and address of the shareholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the shareholder and (d) any material interest of the shareholder in such business. The officer presiding at the meeting may, if in the officer's opinion the facts warrant, determine that business was not properly brought before the meeting in accordance with the Company's Bylaws. If such officer does so, such officer shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Shareholder Nominations for Director

     Shareholders wishing to directly nominate candidates for election to the Board of Directors at an annual meeting must do so in accordance with the Company's Bylaws by giving timely notice in writing to the Secretary as defined above. The notice shall set forth (a) the name and address of the shareholder who intends to make the nomination, (b) the name, age, business address and residence address of each nominee, (c) the principal occupation or employment of each nominee, (d) the class and number of shares of the Company which are beneficially owned by each nominee and by the nominating shareholder, (e) any other information concerning the nominee that must be disclosed of nominees in proxy solicitations pursuant to Regulation 14A of the Securities Exchange Act of 1934, and (f) the executed consent of each nominee to serve as a director of the Company if elected. Shareholders wishing to make any director nominations at any special meeting of shareholders held for the purpose of electing directors must do so, in accordance with the Bylaws, by delivering timely notice to the Secretary setting forth the information described above for annual meeting nominations. To be timely, the notice must be given (a) if given by any shareholder who made a demand for the meeting, concurrently with the delivery of such demand, and (b) otherwise, not later than the close of business on the tenth day following the day on which the notice of the special meeting was mailed. The officer presiding at the meeting may, if in the officer's opinion the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by the Bylaws. If such officer does so, such officer shall so declare to the meeting and the defective nomination shall be disregarded.

Other Business

     The Board of Directors does not intend to present any business for action of the shareholders at the annual meeting except the matters referred to in this proxy statement. If any other matters should properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote thereon in accordance with their judgment on such matters.

     Whether or not you expect to be present at the meeting, please sign the accompanying form of proxy and return it promptly in the enclosed stamped return envelope.

                                       By Order of the Board of Directors




                                       Samuel R. DeSimone, Jr.
                                       Vice President of Corporate Development
                                       and Secretary

August 11, 1997

                                   APPENDIX A


                                MERIX CORPORATION

              1994 STOCK INCENTIVE PLAN, AS PROPOSED TO BE AMENDED*


     1. Purpose. The purpose of this 1994 Stock Incentive Plan (the "Plan") is to enable Merix Corporation (the "Company") to attract and retain the services of (1) selected employees, officers and directors of the Company or of any subsidiary of the Company and (2) selected nonemployee consultants and advisors to the Company.

     2. Shares Subject to the Plan. Subject to adjustment as provided below and in paragraph 14, the shares to be offered under the Plan shall consist of Common Stock of the Company, and the total number of shares of Common Stock that may be issued under the Plan shall not exceed 1,000,000 shares plus an additional 1,100,000 [500,000] shares that may be issued pursuant to options granted at
---------
prices not less than fair market value in accordance with paragraphs 6 and 13 of the Plan. If an option, stock appreciation right or Performance-based Award granted under the Plan expires, terminates or is canceled, the unissued shares subject to such option, stock appreciation right or Performance-based Award shall again be available under the Plan. If shares sold or awarded as a bonus or Performance-based Award under the Plan are forfeited to the Company or repurchased by the Company, the number of shares forfeited or repurchased shall again be available under the Plan.

     3. Effective Date and Duration of Plan.

          (a) Effective Date. The Plan shall become effective when adopted by the Board of Directors; provided, however, that prior to shareholder approval of the Plan, any awards shall be subject to and conditioned on approval of the Plan by a majority of the votes cast at a meeting of shareholders at which a quorum is present. Options, stock appreciation rights and Performance-based Awards may be granted and shares may be awarded as bonuses or sold under the Plan at any time after the effective date and before termination of the Plan.

          (b) Duration. The Plan shall continue in effect until all shares available for issuance under the Plan have been issued and all restrictions on such shares have lapsed. The Board of Directors may suspend or terminate the Plan at any time except with respect to options, Performance-based Awards and shares subject to restrictions then outstanding under the Plan. Termination shall not affect any outstanding options, any right of the Company to repurchase shares or the forfeitability of shares issued under the Plan.

     4. Administration. The Plan shall be administered by a committee of the Board of Directors of the Company (the "Committee"), which, subject to paragraph 5, below, shall determine and designate from time to time the individuals to whom awards shall be made, the amount of the awards, and the other terms and conditions of the awards. [The Committee shall consist of two or more members of the Board or such lesser number of members of the Board as permitted by Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"). Except as permitted by Rule 16b-3, none of the members of the Committee shall receive, while serving on the Committee, or during the one-year period preceding appointment to the Committee, a grant or award of equity securities under (i) the Plan or (ii) any other plan of the Company or its subsidiaries under which the participants are entitled to acquire Common Stock (including restricted Common Stock), stock options, stock bonuses, related rights or stock appreciation rights of the Company or any of its affiliates, other than pursuant to transactions in any such other plan which do not disqualify a director from being a disinterested person under Rule 16b-3. The limitations set forth in this paragraph 4 shall automatically

-----------------------

* Note: Underlined matter is new; matter in [brackets and italics] is to be deleted.

incorporate any additional requirements that may in the future be necessary for the Plan to comply with Rule 16b-3.] Members of the Committee shall serve at the pleasure of the Board. The Committee shall select one of its members as chairman, and shall hold meetings at such times and places as it may determine. A majority of the Committee shall constitute a quorum and acts of the Committee at which a quorum is present, or acts reduced to or approved in writing by all the members of the Committee, shall be the valid acts of the Committee. Subject to the provisions of the Plan, the Committee may from time to time adopt and amend rules and regulations relating to administration of the Plan, advance the lapse of any waiting period, accelerate any exercise date, provide for automatic acceleration upon the occurrence of specified events, waive or modify any restriction applicable to shares (except those restrictions imposed by law) and make all other determinations in the judgment of the Committee necessary or desirable for the administration of the Plan. The interpretation and construction of the provisions of the Plan and related agreements by the Committee shall be final and conclusive. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any related agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it shall be the sole and final judge of such expediency. The Committee may designate a committee of officers of the Company which shall
------------------------------------------------------------------------------
have all authority of the Committee to make and amend awards under the Plan to
------------------------------------------------------------------------------
employees who are not officers. [Notwithstanding the foregoing, the Committee
-------------------------------
shall not exercise any discretionary functions with respect to options granted to Non-Employee Directors pursuant to paragraph 13.]

     5. Types of Awards; Eligibility; Limitations on Certain Awards. The Committee may, from time to time, take the following actions, separately or in combination, under the Plan: (i) grant Incentive Stock Options, as defined in
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as provided in paragraphs 6(a) and 6(b); (ii) grant options other than Incentive Stock Options ("Non-Statutory Stock Options") as provided in paragraphs 6(a) and 6(c); (iii) award stock bonuses as provided in paragraph 7; (iv) sell shares subject to restrictions as provided in paragraph 8; (v) grant stock appreciation rights as provided in paragraph 9; (vi) grant cash bonus rights as provided in paragraph 10; (vii) grant Performance-based Awards as provided in paragraph 11 and (viii) grant foreign qualified awards as provided in paragraph 12. Any such awards may be made to employees, including employees who are officers or directors, and to other individuals described in paragraph 1 who the Committee believes have made or will make an important contribution to the Company or its subsidiaries; provided, however, that only employees of the Company shall be eligible to receive Incentive Stock Options under the Plan and Non-Employee Directors shall be eligible to receive awards under the Plan only pursuant to paragraph 13. Except as for options granted pursuant to paragraph 13, the Committee shall select the individuals to whom awards shall be made and shall specify the action taken with respect to each individual to whom an award is made. At the discretion of the Committee, an individual, other than a Non-Employee Director, may be given an election to surrender an award in exchange for the grant of a new award. No individual may be granted options or stock appreciation rights under the Plan for more than an aggregate of 300,000 shares of Common Stock in any calendar year. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitation with respect to an employee, if any option or stock appreciation right is canceled, the canceled option or stock appreciation right shall continue to count against the maximum number of shares for which options or stock appreciation may be granted to an employee under this paragraph 5. For this purpose, the repricing of an option or stock appreciation right shall be treated as a cancellation of the existing option or stock appreciation right and the grant of a new option or stock appreciation right. Notwithstanding the foregoing provisions of this paragraph 5, grants of options or Performance-based Awards to any "Covered Employee," as such term is defined by Section 162(m) of the Code shall be made only by a subcommittee of the Committee which, in addition to meeting other applicable requirements of paragraph 4, is composed solely of two or more "outside directors," within the meaning of Section 162(m) of the Code and the regulations thereunder (the "Subcommittee") to the extent necessary to qualify such grants as "performance-based compensation" under
Section 162(m). In the case of such grants to Covered Employees, references to the "Committee" shall be deemed to be references to the Subcommittee as specified above.

     6. Option Grants.

          (a) General Rules Relating to Options.

               (i) Terms of Grant. The Committee may grant options under the Plan. With respect to each option grant (except for options granted pursuant to paragraph 13), the Committee shall determine the number of shares subject to the option, the option price, the period of the option, the time or times at which the option may be exercised and whether the option is an Incentive Stock Option or a Non-Statutory Stock Option. At the time of the grant of an option or at any time thereafter (except for options granted pursuant to paragraph 13), the Committee may provide that an optionee who exercises an option with Common Stock of the Company shall automatically receive a new option to purchase additional shares equal to the number of shares surrendered and may specify the terms and conditions of such new options.

               (ii) Exercise of Options. Except as provided in paragraphs 6(a)(iv) and 13 or as determined by the Committee, no option granted under the Plan may be exercised unless at the time of such exercise the optionee is employed by or in the service of the Company or any subsidiary of the Company and shall have been so employed or provided such service continuously since the date such option was granted. Absence on leave or on account of illness or disability under rules established by the Committee shall not, however, be deemed an interruption of employment or service for this purpose. Unless otherwise determined by the Committee, vesting of options shall not continue during an absence on leave (including an extended illness) or on account of disability. Except as provided in paragraphs 6(a)(iv), 13 and 14, options granted under the Plan may be exercised from time to time over the period stated in each option in such amounts and at such times as shall be prescribed by the Committee, provided that options shall not be exercised for fractional shares. Unless otherwise determined by the Committee (except for options granted pursuant to paragraph 13), if the optionee does not exercise an option in any one year with respect to the full number of shares to which the optionee is entitled in that year, the optionee's rights shall be cumulative and the optionee may purchase those shares in any subsequent year during the term of the option. [Unless otherwise determined by the Committee (except for options granted pursuant to paragraph 13), if an officer subject to Section 16 of the Securities Exchange Act of 1934 (an "Officer") or a director exercises an option within six months of the grant of the option, the shares acquired upon exercise of the option may not be sold until six months after the date of grant of the option.]

               (iii) Nontransferability. Each Incentive Stock Option and, unless otherwise determined by the Committee [with respect to an option granted to a person who is neither an Officer nor a director of the Company, except as provided in paragraph 13], each other option granted under the Plan by its terms shall be nonassignable and nontransferable by the optionee, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the optionee's domicile at the time of death, and each option by its terms shall be exercisable during the optionee's lifetime only by the optionee; provided, however, that a Non-Statutory Stock Option shall also be transferable pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act.

               (iv) Termination of Employment or Service.

                    (A) General Rule. Unless otherwise determined by the Committee, [except as provided in paragraph 13,] in the event the employment or service of the optionee with the Company or a subsidiary terminates for any reason other than because of physical disability or death as provided in subparagraphs 6(a)(iv)(B) and (C), the option may be exercised at any time prior to the expiration date of the option or the expiration of 90 days after the date of such termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of such termination.

                    (B) Termination Because of Total Disability. Unless otherwise determined by the Committee, [except as provided in paragraph 13,] in the event of the termination of employment or service because of total disability, the option may be exercised at any time prior to the expiration date of the option or the expiration of 12 months after the date of such termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of such termination. The term "total disability" means a mental or physical impairment which is expected to result in death or which has lasted or is expected to last for a continuous period of 12 months or more and which causes the optionee to be unable, in the option of the Company and two independent physicians, to perform his or her duties as an employee, director, officer or consultant of the Company and to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the Company and the two independent physicians have furnished their opinion of total disability to the Company.

                    (C) Termination Because of Death. Unless otherwise determined by the Committee, [except as provided in paragraph 13,] in the event of the death of an optionee while employed by or providing service to the Company or a subsidiary, the option may be exercised at any time prior to the expiration date of the option or the expiration of 12 months after the date of such death, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of such termination and only by the person or persons to whom such optionee's rights under the option shall pass by the optionee's will or by the laws of descent and distribution of the state or country of domicile at the time of death.

                    (D) Amendment of Exercise Period Applicable to Termination. [Except for options granted pursuant to paragraph 13,] The Committee, at the time of grant or at any time thereafter, may extend the 90-day and 12-month exercise periods any length of time not later than the original expiration date of the option, and may increase the portion of an option that is exercisable, subject to such terms and conditions as the Committee may determine.

                    (E) Failure to Exercise Option. To the extent that the option of any deceased optionee or of any optionee whose employment or service terminates is not exercised within the applicable period, all further rights to purchase shares pursuant to such option shall cease and terminate.

               (v) Purchase of Shares. Unless the Committee determines otherwise, shares may be acquired pursuant to an option granted under the Plan only upon receipt by the Company of notice in writing from the optionee of the optionee's intention to exercise, specifying the number of shares as to which the optionee desires to exercise the option and the date on which the optionee desires to complete the transaction, and if required in order to comply with the Securities Act of 1933, as amended, containing a representation that it is the optionee's present intention to acquire the shares for investment and not with a view to distribution. Unless the Committee determines otherwise, on or before the date specified for completion of the purchase of shares pursuant to an option, the optionee must have paid the Company the full purchase price of such shares in cash (including, with the consent of the Committee, cash that may be the proceeds of a loan from the Company) or, with the consent of the Committee, in whole or in part, in Common Stock of the Company valued at fair market value, restricted stock, Performance-based Awards or other contingent awards denominated in either stock or cash, deferred compensation credits, promissory notes and other forms of consideration. The fair market value of Common Stock provided in payment of the purchase price shall be the closing price of the Common Stock as reported in The Wall Street Journal on the day the option is exercised, or such other reported value of the Common Stock as shall be specified by the Committee. No shares shall be issued until full payment therefor has been made. With the consent of the Committee, an optionee may request the Company to apply automatically the shares to be received upon the exercise of a portion of a stock option (even though stock certificates have not yet been issued) to satisfy the purchase price for additional portions of the option. Each optionee who has exercised an option shall immediately upon notification of the amount due, if any, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If additional withholding is or becomes required beyond any amount deposited before delivery of the certificates, the optionee shall pay such amount to the Company on demand. If the optionee fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the optionee, including salary, subject to applicable law. With the consent of the Committee an optionee may satisfy this obligation, in whole or in part, by having the Company withhold from the shares to be issued upon the exercise that number of shares that would satisfy the withholding amount due or by delivering Common Stock to the Company to satisfy the withholding amount. Upon the exercise of an option, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued upon exercise of the option. [Notwithstanding the foregoing, Non-Employee Directors may pay the purchase price of options granted pursuant to paragraph 13 and satisfy any withholding obligations by any of the means specified above and the Committee shall not exercise any discretionary functions with respect to options granted to Non-Employee Directors pursuant to paragraph 13.]

          (b) Incentive Stock Options. Incentive Stock Options shall be subject to the following additional terms and conditions:

               (i) Limitation on Amount of Grants. No employee may be granted Incentive Stock Options under the Plan if the aggregate fair market value, on the date of grant, of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by that employee during any calendar year under the Plan and under any other incentive stock option plan (within the meaning of Section 422 of the Code) of the Company or any parent or subsidiary of the Company exceeds $100,000.

               (ii) Limitations on Grants to 10 Percent Shareholders. An Incentive Stock Option may be granted under the Plan to an employee possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary of the Company only if the option price is at least 110 percent of the fair market value of the Common Stock subject to the option on the date it is granted, as described in paragraph 6(b)(iv), and the option by its terms is not exercisable after the expiration of five years from the date it is granted.

               (iii) Duration of Options. Subject to paragraphs 6(a)(ii) and 6(b)(ii), Incentive Stock Options granted under the Plan shall continue in effect for the period fixed by the Committee, except that no Incentive Stock Option shall be exercisable after the expiration of 10 years from the date it is granted.

               (iv) Option Price. The option price per share shall be determined by the Committee at the time of grant. Except as provided in paragraph 6(b)(ii), the option price shall not be less than 100 percent of the fair market value of the Common Stock covered by the Incentive Stock Option at the date the option is granted. The fair market value shall be deemed to be the closing price of the Common Stock as reported in The Wall Street Journal on the day the option is granted, or if there has been no sale on that date, on the last preceding date on which a sale occurred, or such other value of the Common Stock as shall be specified by the Committee.

               (v) Limitation on Time of Grant. No Incentive Stock Option shall be granted on or after the tenth anniversary of the last action by the Board of
                                                    ---------------------------
Directors approving an increase in the number of shares available for issuance
------------------------------------------------------------------------------
under the Plan, which action was subsequently approved within 12 months by the
------------------------------------------------------------------------------
shareholders. [date the Plan was adopted by the Board of Directors.]
-------------

               (vi) Conversion of Incentive Stock Options. The Committee may at any time without the consent of the optionee convert an Incentive Stock Option to a Non-Statutory Stock Option.

               (vii) Limit on Shares. Subject to adjustment as provided in paragraph 14, the total number of Common Shares that may be issued under the Plan upon exercise of Incentive Stock Options shall not exceed 2,100,000
                                                               ---------
[1,500,000] shares.

          (c) Non-Statutory Stock Options. Non-Statutory Stock Options[, other than options granted pursuant to paragraph 13,] shall be subject to the following additional terms and conditions:

               (i) Option Price. The option price for Non-Statutory Stock Options shall be determined by the Committee at the time of grant and may be any amount determined by the Committee, except that with respect to options that are required by paragraph 2 to be granted at a price not less than fair market value, the option price shall not be less than 100% of the fair market value of the shares on the valuation date selected by the Committee. The Committee may select the valuation date from among the following dates (i) the date of commitment by the Company to grant the option, (ii) the date of approval of the option grant by the Committee or (iii) the effective date of the option. The fair market value of such shares shall be deemed to be the closing price of the Common Stock as reported in The Wall Street Journal on the valuation date, or if there has been no sale on that date, on the last preceding date on which a sale occurred, or such other reported value of the Common Stock, or average closing prices for a period of up to 10 trading dates including or preceding the valuation date, as shall be specified by the Committee.

               (ii) Duration of Options. Non-Statutory Stock Options granted under the Plan shall continue in effect for the period fixed by the Committee.

     7. Stock Bonuses. The Committee may award shares under the Plan as stock bonuses. Shares awarded as a bonus shall be subject to the terms, conditions and restrictions determined by the Committee. The restrictions may include restrictions concerning transferability and forfeiture of the shares awarded, together with such other restrictions as may be determined by the Committee. [If shares are subject to forfeiture, all dividends or other distributions paid by the Company with respect to the shares shall be retained by the Company until the shares are no longer subject to forfeiture, at which time all accumulated amounts shall be paid to the recipient.] The Committee may require the recipient to sign an agreement as a condition of the award, but may not require the recipient to pay any monetary consideration other than amounts necessary to satisfy tax withholding requirements. The agreement may contain any terms, conditions, restrictions, representations and warranties required by the Committee. The certificates representing the shares awarded shall bear any legends required by the Committee. [Unless otherwise determined by the Committee, shares awarded as a stock bonus to an Officer or director may not be sold until six months after the date of the award.] The Company may require any recipient of a stock bonus to pay to the Company in cash upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the recipient fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the recipient, including salary or fees for services, subject to applicable law. With the consent of the Committee, a recipient may deliver Common Stock to the Company to satisfy this withholding obligation. Upon the issuance of a stock bonus, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued.

     8. Restricted Stock. The Committee may issue shares under the Plan for such consideration (including promissory notes and services) as determined by the Committee. Shares issued under the Plan shall be subject to the terms, conditions and restrictions determined by the Committee. The restrictions may include restrictions concerning transferability, repurchase by the Company and forfeiture of the shares issued, together with such other restrictions as may be determined by the Committee. [If shares are subject to forfeiture or repurchase by the Company, all dividends or other distributions paid by the Company with respect to the shares shall be retained by the Company until the shares are no longer subject to forfeiture or repurchase, at which time all accumulated amounts shall be paid to the recipient.] All Common Stock issued pursuant to this paragraph 8 shall be subject to a purchase agreement, which shall be executed by the Company and the prospective recipient of the shares prior to the delivery of certificates representing such shares to the recipient. The purchase agreement may contain any terms, conditions, restrictions, representations and warranties required by the Committee. The certificates representing the shares shall bear any legends required by the Committee. [Unless otherwise determined by the Committee, shares issued under this paragraph 8 to an Officer or director may not be sold until six months after the shares are issued.] The Company may require any purchaser of restricted stock to pay to the Company in cash upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the purchaser fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the purchaser, including salary, subject to applicable law. With the consent of the Committee, a purchaser may deliver Common Stock to the Company to satisfy this withholding obligation. Upon the issuance of restricted stock, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued.

     9. Stock Appreciation Rights.

          (a) Grant. Stock appreciation rights may be granted under the Plan by the Committee, subject to such rules, terms and conditions as the Committee prescribes.

          (b) Exercise.

               (i) Each stock appreciation right shall entitle the holder, upon exercise, to receive from the Company in exchange therefor an amount equal in value to the excess of the fair market value on the date of exercise of one share of Common Stock of the Company over its fair market value on the date of grant (or, in the case of a stock appreciation right granted in connection with an option, the excess of the fair market value of one share of Common Stock of the Company over the option price per share under the option to which the stock appreciation right relates), multiplied by the number of shares covered by the stock appreciation right or the option, or portion thereof, that is surrendered. Payment by the Company upon exercise of a stock appreciation right may be made in Common Stock valued at fair market value, in cash, or partly in Common Stock and partly in cash, all as determined by the Committee.

               (ii) A stock appreciation right shall be exercisable only at the time or times established by the Committee. If a stock appreciation right is granted in connection with an option, the following rules shall apply: (1) the stock appreciation right shall be exercisable only to the extent and on the same conditions that the related option could be exercised; (2) upon exercise of the stock appreciation right, the option or portion thereof to which the stock appreciation right relates terminates; and (3) upon exercise of the option, the related stock appreciation right or portion thereof terminates. [Unless otherwise determined by the Committee, no stock appreciation right granted to an Officer or director may be exercised during the first six months following the date it is granted.]

               (iii) The Committee may withdraw any stock appreciation right granted under the Plan at any time and may impose any conditions upon the exercise of a stock appreciation right or adopt rules and regulations from time to time affecting the rights of holders of stock appreciation rights. Such rules and regulations may govern the right to exercise stock appreciation rights granted prior to adoption or amendment of such rules and regulations, as well as stock appreciation rights granted thereafter.

               (iv) For purposes of this paragraph 9, the fair market value of the Common Stock shall be the closing price of the Common Stock as reported in The Wall Street Journal, or such other reported value of the Common Stock as shall be specified by the Committee, on the trading day the stock appreciation right is exercised.

               (v) No fractional shares shall be issued upon exercise of a stock appreciation right. In lieu thereof, cash may be paid in an amount equal to the value of the fraction or, if the Committee shall determine, the number of shares may be rounded downward to the next whole share.

               (vi) Each Stock appreciation right granted in connection with an Incentive Stock Option and, unless otherwise determined by the Board of Directors [with respect to a stock appreciation right granted to a person who is neither an Officer nor a director of the Company], each other stock appreciation right granted under the Plan by its terms shall be nonassignable and nontransferable by the holder, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the holder's domicile at the time of death, and each stock appreciation right by its terms shall be exercisable during the holder's lifetime only by the holder; provided, however, that a stock appreciation right not granted in connection with an Incentive Stock Option shall also be transferable pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act.

               (vii) Each participant who has exercised a stock appreciation right shall, upon notification of the amount due, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If the participant fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the participant including salary, subject to applicable law. With the consent of the Committee a participant may satisfy this obligation, in whole or in part, by having the Company withhold from any shares to be issued upon the exercise that number of shares that would satisfy the withholding amount due or by delivering Common Stock to the Company to satisfy the withholding amount.

               (viii) Upon the exercise of a stock appreciation right for shares, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued. Cash payments of stock appreciation rights shall not reduce the number of shares of Common Stock reserved for issuance under the Plan.

     10. Cash Bonus Rights.

          (a) Grant. The Committee may grant cash bonus rights under the Plan in connection with (i) options granted or previously granted, (ii) stock appreciation rights granted or previously granted, (iii) stock bonuses awarded or previously awarded and (iv) shares sold or previously sold under the Plan. Cash bonus rights will be subject to rules, terms and conditions as the Committee may prescribe. Unless otherwise determined by the Committee [with respect to a cash bonus right granted to a person who is neither an Officer nor a director of the Company], each cash bonus right granted under the Plan by its terms shall be nonassignable and nontransferable by the holder, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the holder's domicile at the time of death or pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act. The payment of a cash bonus shall not reduce the number of shares of Common Stock reserved for issuance under the Plan.

          (b) Cash Bonus Rights in Connection With Options. A cash bonus right granted in connection with an option will entitle an optionee to a cash bonus when the related option is exercised (or terminates in connection with the exercise of a stock appreciation right related to the option) in whole or in part. If an optionee purchases shares upon exercise of an option and does not exercise a related stock appreciation right, the amount of the bonus shall be determined by multiplying the excess of the total fair market value of the shares to be acquired upon the exercise over the total option price for the shares by the applicable bonus percentage. If the optionee exercises a related stock appreciation right in connection with the termination of an option, the amount of the bonus shall be determined by multiplying the total fair market value of the shares and cash received pursuant to the exercise of the stock appreciation right by the applicable bonus percentage. The bonus percentage applicable to a bonus right shall be determined from time to time by the Committee but shall in no event exceed 75 percent.

          (c) Cash Bonus Rights in Connection With Stock Bonus. A cash bonus right granted in connection with a stock bonus will entitle the recipient to a cash bonus payable when the stock bonus is awarded or restrictions, if any, to which the stock is subject lapse. If bonus stock awarded is subject to restrictions and is repurchased by the Company or forfeited by the holder, the cash bonus right granted in connection with the stock bonus shall terminate and may not be exercised. The amount and timing of payment of a cash bonus shall be determined by the Committee.

          (d) Cash Bonus Rights in Connection With Stock Purchases. A cash bonus right granted in connection with the purchase of stock pursuant to paragraph 8 will entitle the recipient to a cash bonus when the shares are purchased or restrictions, if any, to which the stock is subject lapse. Any cash bonus right granted in connection with shares purchased pursuant to paragraph 8 shall terminate and may not be exercised in the event the shares are repurchased by the Company or forfeited by the holder pursuant to applicable restrictions. The amount and timing of payment of a cash bonus shall be determined by the Committee.

          (e) Taxes. The Company shall withhold from any cash bonus paid pursuant to paragraph 10 the amount necessary to satisfy any applicable federal, state and local withholding requirements.

     11. Performance-based Awards. The Committee may grant awards intended to qualify as performance-based compensation under Section 162(m) of the Code and the regulations thereunder ("Performance-based Awards"). Performance-based Awards shall be denominated at the time of grant either in Common Stock ("Stock Performance Awards") or in dollar amounts ("Dollar Performance Awards"). Payment under a Stock Performance Award or a Dollar Performance Award shall be made, at the discretion of the Committee, in Common Stock ("Performance Shares"), or in cash or in any combination thereof. Performance-based Awards shall be subject to the following terms and conditions:

          (a) Award Period. The Committee shall determine the period of time for which a Performance-based Award is made (the "Award Period").

          (b) Performance Goals and Payment. The Committee shall establish in writing objectives ("Performance Goals") that must be met by the Company or any subsidiary, division or other unit of the Company ("Business Unit") during the Award Period as a condition to payment being made under the Performance-based Award. The Performance Goals for each award shall be one or more targeted levels of performance with respect to one or more of the following objective measures with respect to the Company or any Business Unit: earnings, earnings per share, total shareholder return (stock price increase plus dividends), return on equity, return on assets, revenues, operating income, inventories, inventory turns, cash flows, economic value added (operating income after taxes minus a charge for the cost of capital) or any of the foregoing before the effect of acquisitions, divestitures, accounting changes, and restructuring and special charges (determined according to criteria established by the Committee). The Committee shall also establish the number of Performance Shares or the amount of cash payment to be made under a Performance-based Award if the Performance Goals are met or exceeded, including the fixing of a maximum payment (subject to Section 11(d)). The Committee may establish other restrictions to payment under a Performance-based Award, such as a continued employment requirement, in addition to satisfaction of the Performance Goals. Some or all of the Performance Shares may be issued at the time of the award as restricted shares subject to forfeiture in whole or in part if Performance Goals or, if applicable, other restrictions are not satisfied.

          (c) Computation of Payment. After an Award Period, the financial performance of the Company or Business Unit, as applicable, during the period shall be measured against the Performance Goals. If the Performance Goals are not met, no payment shall be made under a Performance-based Award. If the Performance Goals are met or exceeded, the Committee shall certify that fact in writing and certify the number of Performance Shares earned or the amount of cash payment to be made under the terms of the Performance-based Award. The Committee, in its sole discretion, may elect to pay part or all of a Performance-based Award in cash in lieu of issuing or transferring Performance Shares.

          (d) Maximum Awards. No participant may receive Stock Performance Awards in any fiscal year under which the maximum number of Common Shares issuable under the award exceeds 20,000 Common Shares or Dollar Performance Awards in any fiscal year under which the maximum amount of cash payable under the award exceeds $500,000.

          (e) Tax Withholding. Each participant who has received Performance Shares shall, upon notification of the amount due, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If the participant fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the participant, including salary, subject to applicable law. With the consent of the Committee, a participant may satisfy this obligation, in whole or in part, by having the Company withhold from any shares to be issued that number of shares that would satisfy the withholding amount due or by delivering Common Stock to the Company to satisfy the withholding amount.

          (f) Effect on Shares Available. The payment of a Performance-based Award in cash shall not reduce the number of shares of Common Stock reserved for issuance under the Plan. The number of Common Shares reserved for issuance under the Plan shall be reduced by the number of shares issued upon payment of an award, less the number of shares surrendered or withheld to satisfy withholding obligations.

     12. Foreign Qualified Grants. Awards under the Plan may be granted to such officers and employees of the Company and its subsidiaries and such other persons described in paragraph 1 residing in foreign jurisdictions as the Committee may determine from time to time. The Committee may adopt such supplements to the Plan as may be necessary to comply with the applicable laws of such foreign jurisdictions and to afford participants favorable treatment under such laws; provided, however, that no award shall be granted under any such supplement with terms which are more beneficial to the participants than the terms permitted by the Plan.

     13. Option Grants to Non-Employee Directors.

          (a) Initial Grants. Each person who becomes a Non-Employee Director shall be automatically granted an option to purchase 20,000 shares of Common Stock on the date he or she becomes a Non-Employee Director. A "Non-Employee Director" is a director who is not an employee of the Company or Tektronix, Inc. or any of their respective subsidiaries and has not been an employee of the Company or Tektronix, Inc. or any of their respective subsidiaries within one year of any date as of which a determination of eligibility is made.

          (b) Additional Grants. Each Non-Employee Director shall be automatically granted an option to purchase additional shares of Common Stock in each calendar year subsequent to the year in which such Non-Employee Director became a director, such option to be granted as of the anniversary date of such Non-Employee Director's appointment to the Board of Directors, provided that the Non-Employee Director continues to serve in such capacity as of such date. The number of shares subject to each additional grant shall be 5,000 shares.

          (c) Exercise Price. The exercise price of the options granted pursuant to this paragraph 13 shall be equal to 100 percent of the closing price of the Common Stock on the day the option is granted as reported in The Wall Street Journal, unless the individual becomes a Non-Employee Director prior to the date of the Company's initial public offering of Common Stock, in which case the exercise price shall be the offering price in such initial public offering.

          (d) Term of Option. The term of each option granted pursuant to this paragraph 13 shall be 10 years from the date of grant.

          (e) Exercisability. Until an option expires or is terminated and except as provided in paragraphs 13(f), 14 and 16, an option granted under this paragraph 13 shall be exercisable according to the following schedule:

              Period of Non-Employee
               Director's Continuous
            Service as a Director of                  Portion of Total
                the Company from the                      Option Which
          Date the Option is Granted                    is Exercisable
------------------------------------     -----------------------------
                    Less than 1 year                                0%
                              1 year                               25%
                             2 years                               50%
                             3 years                               75%
                     4 years or more                              100%


          (f) Termination As a Director. Subject to paragraph 6(a)(iv)(D), if a
                                         --------------------------------
Non-Employee Director ceases to be a director of the Company for any reason, including death, the option granted pursuant to this paragraph 13 may be exercised at any time prior to the expiration date of the option or the expiration of 90 days (or 12 months in the event of death) after the last day the Non-Employee Director served as a director, whichever is the shorter period, but only if and to the extent the Non-Employee Director was entitled to exercise the option as of the last day the Non-Employee Director served as a director.

          (g) Nontransferability. Each option granted pursuant to this paragraph 13 by its terms shall be nonassignable and nontransferable by the Non-Employee Director, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the optionee's domicile at the time of death, and each option by its terms shall be exercisable during the Non-Employee Director's lifetime only by the Non-Employee Director; provided, however, that an option shall also be transferable pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act.

          (h) Exercise of Options. Options granted pursuant to this paragraph 13 may be exercised in accordance with paragraph 6(a)(v). [If an option is exercised within six months of the date of grant, the shares acquired upon exercise of the option may not be sold until six months after the date of grant.]

     14. Changes in Capital Structure. If the outstanding Common Stock of the Company is hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, plan of exchange, recapitalization, reclassification, stock split-up, combination of shares or dividend payable in shares, appropriate adjustment shall be made by the Committee in the number and kind of shares available for awards under the Plan. In addition, the Committee shall make appropriate adjustment in the number and kind of shares as to which outstanding options and stock appreciation rights, or portions thereof then unexercised, shall be exercisable, so that the optionee's proportionate interest before and after the occurrence of the event is maintained. Notwithstanding the foregoing, the Committee shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Committee. Any such adjustments made by the Committee shall be conclusive. In the event of dissolution of the Company or a merger, consolidation or plan of exchange affecting the Company, in lieu of providing for options and stock appreciation rights as provided above in this paragraph 14 or in lieu of having the options and stock appreciation rights continue unchanged, the Committee, [except for options granted pursuant to paragraph 13,] may, in its sole discretion, provide a 30-day period prior to such event during which optionees shall have the right to exercise options and stock appreciation rights in whole or in part without any limitation on exercisability and upon the expiration of which 30-day period all unexercised options and stock appreciation rights shall immediately terminate.

     15. Corporate Mergers, Acquisitions, etc. The Committee may[, except for options granted pursuant to paragraph 13], also grant options, stock appreciation rights, Performance-based Awards stock bonuses and cash bonuses and issue restricted stock under the Plan having terms, conditions and provisions that vary from those specified in this Plan provided that any such awards are granted in substitution for, or in connection with the assumption of, existing options, stock appreciation rights, stock bonuses, cash bonuses, restricted stock and Performance-based Awards granted, awarded or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company or a subsidiary is a party.

     16. Amendment of Plan. The Board of Directors may at any time, and from time to time, modify or amend the Plan in such respects as it shall deem advisable because of changes in the law while the Plan is in effect or for any other reason[, except that no amendment to paragraph 13 shall be made within six months of a prior amendment to that paragraph other than to comport with changes to the Code, the Employee Retirement Income Security Act, as amended, or any applicable rules and regulations thereunder]. Except as provided in paragraphs 6(a)(iv), 9 and 14 however, no change in an award already granted shall be made without the written consent of the holder of such award.

     17. Approvals. The obligations of the Company under the Plan are subject to the approval of state and federal authorities or agencies with jurisdiction in the matter. The Company will use its best efforts to take steps required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission and any stock exchange on which the Company's shares may then be listed, in connection with the grants under the Plan. The foregoing notwithstanding, the Company shall not be obligated to issue or deliver Common Stock under the Plan if such issuance or delivery would violate applicable state or federal securities laws.

     18. Employment and Service Rights. Nothing in the Plan or any award pursuant to the Plan shall (i) confer upon any employee any right to be continued in the employment of the Company or any subsidiary or interfere in any way with the right of the Company or any subsidiary by whom such employee is employed to terminate such employee's employment at any time, for any reason, with or without cause, or to decrease such employee's compensation or benefits, or (ii) confer upon any person engaged by the Company any right to be retained or employed by the Company or to the continuation, extension, renewal, or modification of any compensation, contract, or arrangement with or by the Company.

     19. Rights as a Shareholder. The recipient of any award under the Plan shall have no rights as a shareholder with respect to any Common Stock until the date of issue to the recipient of a stock certificate for such shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

     [20. Rule 16b-3 Compliance. Transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Board or the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board or the Committee. Moreover, in the event the Plan does not include a provision required by Rule 16b-3 to be stated therein in order to qualify the grants under paragraph 13 hereof as grants under a non-discretionary formula under Rule 16b-3 such provision (other than one relating to eligibility requirements, or the price and amount of awards) shall be deemed automatically to be incorporated by reference into the Plan with respect to grants of options to Non-Employee Directors.]

     [21]20. Applicable Law. The law of the State of Oregon will govern all
         ---
matters relating to this Plan except to the extent it is superseded by the laws of the United States.

                                MERIX CORPORATION
P
R
O             Proxy Solicited on Behalf of the Board of Directors of
X            the Company for the Annual Meeting September 23, 1997
Y

The undersigned hereby appoints Deborah A. Coleman, Charles M. Boesenberg and John P. Karalis, and each of them, proxies with full power of substitution, to vote in behalf of the undersigned at the Annual Meeting of Shareholders of Merix Corporation on September 23, 1997, and at any adjournment thereof, all shares of the undersigned in Merix Corporation. The proxies are instructed to vote as follows:

The shares represented by this proxy will be voted in accordance with instructions, if given. If no instructions are given, they will be voted for the directors, for the amendments to the 1994 Stock Incentive Plan and for the independent auditor. The proxies may vote in their discretion as to other matters that may come before the meeting.

1.  Election of Directors, Nominees:                                       (change of address/comments)
    Charles M. Boesenberg, Deborah A. Coleman, Carlene M. Ellis,           ----------------------------------------
    John P. Karalis, Carl W. Neun,
    Dr. Koichi Nishimura.                                                  ----------------------------------------

2.  Approval of amendments to the 1994 Stock Incentive Plan.               ----------------------------------------

3.  Approval of Deloitte & Touche as independent auditor.                  ----------------------------------------

The shares represented by this proxy will be voted in accordance with      ----------------------------------------
instructions, if given.  If no instructions are given, they will be voted  (If you have written in the above space,
for the directors, for the amendments to the 1994 Stock Incentive Plan      please mark the corresponding box on
and for the independent auditor.                                            the reverse side of this card)


                                                                         SEE
                                                                       REVERSE
                                                                         SIDE

        (The Board of Directors recommends a vote FOR Items 1, 2 and 3.)

                  PLEASE SIGN ON OTHER SIDE AND RETURN PROMPTLY

-----     Please mark your
| x |     votes as in this
-----     example.

1. Election of                      2. Approval of amendments to the            3. Approval of Deloitte & Touche as
   Directors                           1994 Stock Incentive Plan.                  Independent auditor.

   FOR         WITHHELD                FOR      AGAINST      ABSTAIN               FOR      AGAINST    ABSTAIN
   [  ]          [  ]                  [ ]        [ ]          [ ]                 [ ]        [ ]        [ ]

For, except vote withheld from the following nominee(s):


___________________________________________________      To facilitate meeting
                                                         arrangements,  please         [  ]
                                                         check here if you plan to
                                                         attend the meeting in
                                                         person.

                                                         Please check here if you      [  ]
                                                         have a change of
                                                         address or comments on the
                                                         reverse side.


SIGNATURE(S)________________________________________________ DATE ___________
NOTE: Please sign exactly as name(s) appears hereon. Joint owners should each sign. Please mark, date, sign and return proxy card promptly. Receipt is acknowledged of the notice and proxy statement relating to this meeting.